EXHIBIT NO. 99.(i)

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 55 to the Registration Statement (the “Registration Statement”) of MFS Series Trust XVII (the “Trust”) (File Nos. 33-37615 and 811-6174), of my opinion dated October 21, 2022, appearing in Post-Effective Amendment No. 53 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on October 21, 2022.

 AMANDA S. MOORADIAN

 Amanda S. Mooradian

 Vice President and Senior Counsel

Boston, Massachusetts

October 25, 2024